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Exhibit 10.17

ADESA, INC.

EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I

PURPOSE

        1.01 The purpose of this ADESA, Inc. Employee Stock Purchase Plan (the "Plan") is to provide employees of ADESA, Inc. (the "Company") and its Subsidiary Corporations with an opportunity to acquire a proprietary interest in the Company through the purchase of shares of common stock of the Company ("Company Stock"). It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. Accordingly, the provisions of the Plan shall be construed in a manner consistent with the requirements of that Section of the Code.

ARTICLE II

DEFINITIONS

        2.01 "Account" means the account maintained on behalf of each Participant by the Custodian for the purpose of investing in Company Stock and engaging in other transactions permitted under the Plan.

        2.02 "Board" means the Board of Directors of the Company.

        2.03 A "Change in Control" shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred:

            (i)  any Person is or becomes the Beneficial Owner (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or any of its affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

           (ii)  the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

          (iii)  there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or

          (iv)  the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than (a) a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (b) other than a sale or disposition by the Company of all or substantially all of the Company's assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, or the ultimate parent thereof.

        Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

        2.04 "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations issued thereunder and successor provisions and regulations thereto.

        2.05 "Committee" means the individuals appointed by the Board to administer the Plan.

        2.06 "Company Stock" means Company common stock and such other securities as may be substituted (or resubstituted) for Company Stock as determined by the Committee.

        2.07 "Compensation" means base cash remuneration that is paid to the Employee by the Company or any Subsidiary Corporation during the calendar year for the performance of services and includible in gross income, including, and limited to, regular earnings; regular vacation pay; Code Section 125 elective payroll deduction contributions; elective payroll deduction contributions made under this Plan; and elective payroll deduction contributions made under any qualified retirement plan.

        2.08 "Custodian" means the person or entity designated by the Company to act as custodian for the Plan or any successor thereto.

        2.09 "Effective Date" means the date upon which the Plan has received both Board and stockholder approval, provided that the Board shall determine the appropriate date after the Effective Date to implement the first Purchase Period under the Plan.

        2.10 "Employee" means any person who is employed by the Company or a Subsidiary Corporation.

        2.11 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

        2.12 "Exercise Date" means the first Trading Day of every month.

        2.13 "Fair Market Value" means the fair market value of a share of Company Stock, which, as of any given date, shall be the average of the highest and lowest sales prices of a share of Company Stock reported on a consolidated basis for securities listed on the New York Stock Exchange for trades on the date as of which such value is being determined, provided, however that (i) if no trading occurs on such day, the fair market value shall be the average of the highest and lowest bid price or, (ii) if that day is not a Trading Day, then on the latest previous Trading Day, or (iii) in the event that the Company Stock is not listed on the New York Stock Exchange, then the Fair Market Value shall be either (A) the reported mean price on the last preceding date on which a composite sale or sales were effected on any exchange which the Company Stock is traded or (B) as determined by the Committee.

        2.14 "Participant" means any Employee who (i) is eligible to participate in the Plan under Section 3.01 hereof and (ii) elects to participate.

        2.15 "Participation Form" means the form signed by an eligible Employee denoting such Employee's election to participate in the Plan.

        2.16 "Person" shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) the Company or any Subsidiary Corporation, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary Corporation, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

        2.17 "Plan" means this ADESA, Inc. Employee Stock Purchase Plan.

        2.18 "Purchase Price" means, unless otherwise determined by the Committee at any time to be higher, an amount equal to 95% of the Fair Market Value of a share of Company Stock on the Exercise Date.

        2.19 "Purchase Period" means each calendar month.

        2.20 "Reserves" means the number of shares of Company Stock covered by all purchase rights under the Plan which have not yet been exercised and the number of shares of Company Stock which have been authorized for issuance under the Plan but which have not yet become subject to purchase rights.

        2.21 "Subsidiary Corporation" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting a purchase right, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        2.22 "Trading Day" means a day on which the New York Stock Exchange is open for trading.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

        3.01 Each full-time Employee shall be eligible to participate in the Plan beginning on the date that is the six (6) month anniversary of the date when he or she first becomes an Employee and each part-time Employee shall be eligible to participate in the Plan beginning on the date that is the first anniversary of the date when he or she first becomes an Employee; provided, however, that in each case all full-time and part-time Employees who are employed by the Company on the first day of the first Purchase Period shall be eligible to participate in the first Purchase Period. For purposes of the Plan, a full-time Employee shall be any Employee who customarily works at least thirty-two (32) hours per week and a part-time Employee shall be any Employee who has worked at least 1,000 hours in the previous twelve (12) months.

        3.02 An eligible Employee shall become a Participant in the Plan by completing and signing a Participation Form provided by the Company and returning it to the Human Resources Department no later than fifteen (15) days prior to the first (1st) day of a Purchase Period (unless a later time for filing such instructions is set by the Committee for all Employees with respect to a given Purchase Period) or, with respect to a new or rehired Employee, no later than fifteen (15) days after he or she first become eligible to participate in the Plan (unless a later time for filing such instructions is set by the Committee for all Employees with respect to a given Purchase Period). Payroll deductions for an Employee shall commence with the first payroll period that begins at least fifteen (15) days following the date such instructions are received by the Custodian.

        3.03 Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted a purchase right under the Plan to the extent that:

          (a)   immediately after the grant, such Employee would own stock, and/or hold outstanding options, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (determined under the rules of Section 424(d) of the Code);

          (b)   immediately after the grant, such Employee's right to purchase Company Stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company and any related company would accrue at a rate which exceeds $25,000 in fair market value of such Company Stock (determined at the time such purchase right is granted) for each calendar year in which such purchase right would be outstanding at any time; or

          (c)   such Employee is an officer or director who is subject to the reporting requirements under Section 16(a) of the Exchange Act.

ARTICLE IV

OFFERINGS

        4.01 The Plan will be implemented by offerings of Company Stock established by the Committee. The Committee shall have the power to change the beginning date, ending date, and duration of Purchase Periods with respect to future offerings without stockholder approval, provided that Purchase Periods will in all cases comply with applicable limitations under Section 423(b)(7) of the Code.

ARTICLE V

PAYROLL DEDUCTIONS
AND OPTIONAL CASH PAYMENTS

        5.01 A Participant may elect to have deductions made for each payroll period during a Purchase Period in an amount selected by the Participant which is not less than fifteen dollars ($15) per payroll period nor more than $25,000 for each year. A Participant who elects to participate in the payroll deduction feature of the Plan may also make cash payments at any time upon or after becoming a participant in the Plan. An eligible Employee may also elect to participate in the Plan solely through optional cash payments (and no payroll deductions). A Participant who elects to participate in the optional cash payment only feature may at any time elect to enroll also in the payroll deduction feature by notifying the Human Resources Department in accordance with Section 3.02 hereof. Optional cash payments by a Participant cannot be less than twenty-five dollars ($25) per payment nor more than a total of $25,000 per calendar year. A Participant may discontinue his or her participation in the Plan or may change the rate of his or her payroll deductions during any Purchase Period by providing written authorization (or if so permitted or prescribed by the Committee, another form of instruction) setting forth such change in payroll deduction rate. Such requested change shall not be effective until the first full pay period after such request is processed by the Company's Human Resources Department.

        5.02 In no event may the sum of all payroll deductions and optional cash payments and all dividends available for investment for any Participant exceed $25,000 per calendar year. To the extent necessary to comply with Section 423(b)(8) of the Code and the limitations on purchase contained herein, a Participant's payroll deductions may be decreased to 0% at any time such that the aggregate of all payroll deductions accumulated with respect to such calendar year is no greater than $25,000 and any optional cash payments and dividend reinvestments may be rejected. The Company, in its discretion, may increase or decrease the minimum dollar amount (but not the maximum dollar amount) without formally amending the plan.

        5.03 An individual Account shall be maintained by the Custodian for each Participant in the Plan. All payroll deductions made for a Participant shall be credited to his or her Account. A Participant may make separate cash payment into such account as set forth in 5.01 hereof except when on leave of absence and then only as provided in Section 7.03. No interest shall accrue or be paid on any payroll deductions or any other amounts credited to a Participant's Account.

        5.04 If at any time the number of shares of Company Stock available for purchase under the Plan is insufficient to grant to each Participant the right to purchase the full number of shares to which he otherwise would be entitled, then each Participant will have the right to purchase that number of available shares of Company Stock that is equal to the total number of available shares of Company Stock multiplied by a fraction, the numerator of which is the amount of Compensation credited to the Participant's Account for the Purchase Period, and the denominator of which is the total amount of Compensation credited to the Accounts of all Participants for the Purchase Period.

ARTICLE VI

GRANT AND EXERCISE OF PURCHASE RIGHT

        6.01 On the first day of each Purchase Period, each Employee participating in such Period shall be deemed to have been granted a purchase right on the Exercise Date of such Purchase Period, at the applicable Purchase Price, up to a number of shares of Company Stock determined by dividing such Employee's payroll deductions, cash payments or dividends credited to his or her Account as of the Exercise Date; provided that such purchase shall be subject to the limitations set forth in Sections 3.03 and 8.01 and provided, further, that the Purchase Price of the shares of Company Stock purchased with dividends held in the Participant Account shall also be the applicable Purchase Price. Exercise of the purchase right shall occur as provided in Section 6.02, unless the Participant has withdrawn the amount credited to his or her Account upon withdrawal from the Plan pursuant to Section 7.01 or such amount has been distributed to the Participant upon termination of employment pursuant to Section 7.02.

        6.02 A Participant's purchase right shall be exercised automatically on the Exercise Date, and the maximum number of whole shares subject to the purchase right shall be purchased for such Participant at the applicable Purchase Price with the accumulated cash credited to his or her Account.

        6.03 At or as promptly as practicable after any Exercise Date, the Company shall deliver the shares of Company Stock purchased to the Custodian for deposit into Participants' Accounts.

        6.04 Cash dividends on any Company Stock credited to a Participant's Account will be automatically reinvested in additional shares of Company Stock on the next following Purchase Date and such amounts will not be paid in cash to Participants unless otherwise instructed by the Participant on such Participant's Participation Form. In no event will partial dividend reinvestment be permitted. Unless otherwise instructed by the Participant, all cash dividends paid on Company Stock credited to a Participant's Account will be paid over by the Company to the Custodian at the dividend payment date.

        6.05 Any shares of Company Stock distributed as a dividend or distribution in respect of shares of Company Stock or in connection with a split of the Company Stock credited to a Participant's Account will be credited to such Account. In the event of any other non-cash dividend or distribution in respect of Company Stock credited to a Participant's Account, the Custodian will, if reasonably practicable and at the direction of the Committee, sell any property received in such dividend or distribution as promptly as practicable and use the proceeds to purchase additional shares of Company Stock in the same manner as cash paid over to the Custodian for purposes of dividend reinvestment.

        6.06 Each Participant will be entitled to vote the number of shares of Company Stock credited to his or her Account on any matter as to which the approval of the Company's stockholders is sought. If a Participant does not vote or grant a valid proxy with respect to shares credited to his or her Account, such shares will be voted by the Custodian in accordance with any stock exchange or other rules governing the Custodian in the voting of shares held for customer accounts. Similar procedures will apply in the case of any consent solicitation of the Company's stockholders.

        6.07 During a Participant's lifetime, purchase rights held by such Participant shall be exercisable only by that Participant and are not transferable other than by will or by the laws of descent and distribution.

        6.08 A Participant, or the estate of a deceased Participant, may instruct the Company or the Custodian to sell any shares of the Common Stock held in the Participant's Plan account at any time. The cash proceeds from any such sale, less commissions, taxes and any other expenses, will be distributed to the Participant or his or her estate, as applicable. A Participant, or the estate of a deceased Participant, who wishes to sell shares of Common Stock credited to the Participant's (or deceased Participant's) account must so notify the Human Resources Department of the Company in writing. The Company will generally sell the Plan shares of Company Stock within five (5) business days after receipt of a request and the selling price will be the average price of all shares sold on behalf of Participants on the given sale date.

        6.09 A Participant may elect to withdraw from his or her Account shares of Company Stock acquired during such Purchase Period or may elect to transfer such shares from his or her Account to an account of the Participant maintained with a broker-dealer or financial institution. If a Participant elects to withdraw shares from his or her Account, one or more certificates for whole shares shall be issued in the name of, and delivered to, the Participant. A Participant seeking to withdraw or transfer shares of Company Stock must give written (or, if so permitted or prescribed by the Committee, another form of) instructions to the Custodian and the Human Resources in such form and manner as may be prescribed by the Custodian, which instructions will be acted upon as promptly as practicable. Withdrawals and transfers will be subject to any fees imposed in accordance with Section 9.05.

ARTICLE VII

WITHDRAWAL FROM PLAN AND TERMINATION OF EMPLOYMENT

        7.01 If a Participant decreases his or her payroll deduction rate to zero, he or she shall be deemed to have withdrawn from participation in the Plan and shall have the right to elect, by giving written (or, if so permitted or prescribed by the Committee, another form of) instruction to the Custodian at least fifteen (15) days prior to the immediately following Exercise Date, to (a) withdraw all of the payroll deductions credited to the Participant's Account, or (b) exercise his or her purchase right on the next following Exercise Date. In the event that the Participant does not give proper instructions to the Custodian in a timely manner, the Participant shall be deemed to have elected to exercise his or her purchase right on the next following Exercise Date. Payroll deductions shall not resume at the beginning of the succeeding Purchase Period unless the Participant provides to the Custodian new written (or, if so permitted or prescribed by the Committee, another form of) instructions authorizing payroll deductions. A Participant who withdraws from participation in the Plan may withdraw the Company Stock credited to his or her Account only as provided in Section 6.09.

        7.02 Upon a Participant's termination of employment with the Company and all Subsidiary Corporations for any reason (including termination because of the Participant's death), any cash credited to such Participant's Account during the Purchase Period but not yet used to exercise the purchase right shall be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 10.01, and such Participant's purchase right shall be automatically terminated. The Custodian shall continue to maintain the Participant's Account until the earlier of such time as the Participant withdraws or transfers all Company Stock in the Account, which withdrawal or transfer shall be permitted only as provided in Section 6.09 or two (2) years after the Participant ceases to be employed by the Company and its Subsidiary Corporations. At the expiration of such two (2) year period, the Custodian shall distribute to the Participant (or, if the termination of employment is because of death, to the person or persons entitled to the distribution under Section 10.01) the shares of Company Stock in the Participant's Account in certificated form or transfer such shares of Company Stock from the Participant's Account to an account of the Participant (or the Participant's beneficiary) maintained with a broker-dealer or financial institution. Except with respect to any Participant who had been employed in Canada immediately prior to such Participant's termination of employment, the provisions of Section 6.04 shall apply to a distribution of shares of Company Stock on termination of employment under this Section 7.02. Notwithstanding anything to the contrary herein, in no event may any shares of Company Stock be purchased by or on behalf of any Participant who is employed by the Company or any Subsidiary Corporation in Canada at any time following the date of termination of such Participant's employment with the Company or any Subsidiary Corporation.

        7.03 If a Participant goes on an authorized leave of absence for any reason, such Participant shall have the right to elect to: (a) withdraw all of the payroll deductions credited to the Participant's Account, (b) discontinue contributions to the Plan but have the amount credited to his or her Account used to purchase Company Stock on the next Exercise Date, or (c) remain a Participant in the Plan during such leave of absence, authorizing deductions to be made from payments by the Company to the Participant during such leave of absence and making cash payments to the Plan at the end of each payroll period to the extent that amounts payable by the Company to such Participant are insufficient to meet such Participant's authorized Plan deductions. Unless a Participant on an authorized leave of absence returns to employment with the Company or a Subsidiary Corporation no later than the first (1st) anniversary of the first (1st) day of his or her authorized leave of absence, such Participant shall be deemed to have terminated employment and the provisions of Section 7.02 shall apply.

        7.04 For the purposes of the Plan, a Participant's employment with the Company or a Subsidiary Corporation shall be considered to have terminated effective on the last day of the Participant's actual and active employment with the Company or Subsidiary Corporation, whether such day is selected by agreement with the Participant or unilaterally by the Company or Subsidiary Corporation and whether with or without advance notice to the Participant. For the avoidance of doubt, no period of notice that is given or ought to have been given under applicable law in respect of such termination of employment will be taken into account in determining entitlement under the Plan.

ARTICLE VIII

COMPANY STOCK

        8.01 Subject to adjustment as provided in Section 8.02 hereof, the maximum number of shares of Company Stock which shall be reserved for sale under the Plan shall be five hundred thousand (500,000). Such shares shall be authorized and unissued shares or shares which have been reacquired by the Company. If the total number of shares which would otherwise be subject to purchase rights granted during a Purchase Period exceeds the number of shares of Company Stock then available under the Plan (after deduction of all shares of Company Stock for which purchase rights have been exercised or are then outstanding), the Committee shall make a pro rata allocation of the shares of Company Stock remaining available for grant of purchase rights in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Committee shall give written notice to each Participant of such reduction of the number of purchase rights affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

        8.02 The Committee shall proportionately adjust the Reserves and the price per share and the number of shares of Company Stock covered by each purchase right under the Plan which has not yet been exercised for any increase or decrease in the number of issued shares of Company Stock resulting from a stock split, reverse stock split, spinoff, stock dividend, combination or reclassification of the Company Stock, or other extraordinary corporate event which affects the Company Stock in order to prevent dilution or enlargement of the rights of Participants. The determination of the Committee with respect to any such adjustment shall be final, binding and conclusive. In the event of a Change in Control, the Purchase Period shall terminate immediately, unless otherwise provided by the Committee.

        8.03 The Participant will have no interest in Company Stock covered by his or her purchase right until such purchase right has been exercised.

ARTICLE IX

ADMINISTRATION

        9.01 The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have full and discretionary authority to interpret and construe all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be final and conclusive. The Committee may, in its discretion, delegate some or all of its authority to one or more Employees or officers of the Company or a Subsidiary Corporation.

        9.02 The Committee shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner of and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held.

        9.03 Members of the Committee, and any officer or Employee of the Company or a Subsidiary Corporation acting at the direction, or on behalf, of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

        9.04 The Custodian will act as custodian under the Plan, and will perform such duties as are set forth in the Plan and in any agreement between the Company and the Custodian. The Custodian will establish and maintain, as agent for each Participant, an Account and any subaccounts as may be necessary or desirable for the administration of the Plan.

        9.05 The costs and expenses incurred in the administration of the Plan and maintenance of Accounts will be paid by the Company, including annual fees of the Custodian and any brokerage fees and commissions for the purchase of Company Stock upon reinvestment of dividends and distributions. The foregoing notwithstanding the Committee may impose a fee to sell shares of Common Stock held in a Participant's account, including a fee per transaction plus an additional amount for each share of Company Stock sold. In addition, the Custodian may impose or pass through to the Participants a reasonable fee for the withdrawal of Company Stock in the form of stock certificates and reasonable fees for other services unrelated to the purchase of Company Stock under the Plan. All costs that may be passed through to Participants shall be approved in writing by the Company and communicated to Participants. Unless otherwise determined by the Board, under no circumstances shall the Company pay any brokerage fees and commissions for the sale of Company Stock acquired under the Plan by a Participant.

ARTICLE X

MISCELLANEOUS

        10.01 Subject to applicable law, a Participant may file a written designation of a beneficiary who is to receive any shares and cash from the Participant's Account under the Plan in the event of (a) such Participant's death subsequent to an Exercise Date on which the purchase right is exercised but prior to a distribution to such Participant of shares or cash then held in the Participant's Account or (b) such Participant's death prior to exercise of the purchase right. Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, any shares or cash to be distributed on the Participant's death shall be delivered to the Participant's estate.

        10.02 Neither payroll deductions credited to a Participant's Account nor any rights with regard to the exercise of a purchase right under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution as provided in Section 10.01. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may, in its sole discretion, treat such action as an election to withdraw funds.

        10.03 The Company or any designated Subsidiary Corporation is authorized to withhold from any payment to be made to a Participant, including any payroll and other payments not related to the Plan, amounts of withholding and other taxes due in connection with any transaction under the Plan, including any disposition of shares acquired under the Plan, and a Participant's enrollment in the Plan will be deemed to constitute his or her consent to such withholding. At the time of a Participant's exercise of a purchase right or disposition of shares acquired under the Plan, the Company may require the Participant to make other arrangements to meet tax withholding obligations as a condition to exercise of rights or distribution of shares or cash from the Participant's Account. In addition, a Participant may be required to advise the Company of sales and other dispositions of Company Stock acquired under the Plan in order to permit the Company to comply with tax laws and to claim any tax deductions to which the Company may be entitled with respect to the Plan.

        10.04 All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

        10.05 Statements of Account shall be given to each Participant at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares of Company Stock purchased, any remaining cash balance, and other information deemed relevant by the Committee.

        10.06 The Board shall have the complete power and authority to terminate or amend the Plan; provided, however, that the Board shall not, without the approval of the stockholders of the Company, increase the maximum number of shares which may be issued under any offering (except pursuant to Section 8.02) or amend the requirements as to the class of employees eligible to purchase stock under the Plan. No termination, modification, or amendment of the Plan may, without the consent of a Participant then having a purchase right under the Plan to purchase stock, adversely affect the rights of such Participant under such purchase right; provided, however, that the Board may at any time within fifteen (15) days prior to the commencement of a new Purchase Period increase the Purchase Price (so long as the Purchase Price will not exceed the Fair Market Value). In the event the Plan is terminated, the balance, if any, in each Participant's Account shall be promptly refunded to him or her, or otherwise disposed of in accordance with policies and procedures prescribed by the Committee in cases where such a refund may not be possible.

        10.07 The Plan does not, directly or indirectly, create any right for the benefit of any Employee or class of Employees to purchase any shares of Company Stock under the Plan, or create in any Employee or class of Employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's employment at any time. Any benefits granted hereunder are not part of a Participant's ordinary salary, and shall not be considered as part of such salary for purposes of any other employee plan, program, policy or arrangement maintained by the Company or in the event of severance, redundancy or resignation. If the Participant's employment is terminated for whatever reason, whether lawfully or unlawfully, the Participant shall not be entitled by way of damages for breach of contract, dismissal or compensation for loss of office or otherwise to any sum, shares or other benefits to compensate him or her for the loss or diminution in value of any actual or prospective right, benefits or expectation under or in relation to the Plan. Benefits granted under the Plan are entirely at the grace and discretion of the Company.

        10.08 All notices or other communications by a Participant to the Company shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

        10.09 The Company shall not be obligated to issue shares of Company Stock with respect to a purchase right unless the exercise of such purchase right and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed or quoted.

        10.10 The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

        10.11 The Plan shall continue until terminated pursuant to Section 10.06 hereof.

        10.12 To the extent permitted under Section 423 of the Code, the Committee may provide for such special terms for Participants who are foreign nationals, or who are employed by the Company or Subsidiary Corporation outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements, or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements or alternative versions will include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company, or which would cause the Plan to fail to meet the requirements of Section 423 of the Code.

        10.13 For the reasons described below, the Company and its Subsidiary Corporations may process sensitive personal data about each Participant. Such data may include but is are not limited to: (a) personal data (e.g., name, address, telephone number, fax number, email address, family size, marital status, sex, beneficiary information, emergency contacts, passport/visa information, age, language skills, drivers license information, birth certificate, and employee number), (b) employment information (e.g., C.V. (or resume), wage history, employment references, job title, employment or severance contract, plan or benefit enrollment forms and elections, and purchase right or benefit statements), and (c) financial information (e.g., wage and benefit information, personal bank account number, tax related information, and tax identification number). The Company may from time to time process and transfer this or other information for internal compensation and benefit planning (specifically, participation in the Plan); to determine training needs; to develop a global human resource database; and to evaluate skill utilization. The legal persons for whom the Participant's personal data is intended are the Company, and any outside Plan administrator or Custodian as selected by the Company from time to time, and any other person that the Company may find in its administration of the Plan appropriate. The Company shall ensure that all personal data and/or sensitive data transmitted shall be kept confidential and used only for legitimate Company purposes as described above.

        10.14 The law of the State of Delaware will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

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ADESA, INC. EMPLOYEE STOCK PURCHASE PLAN